Exhibit 10.3

                                 AMENDMENT NO. 1
                                       to
           CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT
                                     between
                       Atlantic Technology Ventures, Inc.
                                       and
                         the Investors Signatory Hereto


         THIS AMENDMENT NO. 1 TO CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT is entered into effective as of October 31, 2000 (the "Amendment"), between the Investors signatory hereto (each an "Investor" and together the "Investors"), and Atlantic Technology Ventures, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties entered into that certain Convertible Preferred Stock and Warrants Purchase Agreement dated September 28, 2000 (the "Agreement"), and desire to amend certain terms of the Agreement as provided herein;

         NOW, THEREFORE, in consideration of the mutual promises herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

         The Agreement shall be amended as follows:

         1. The definition of "Repurchase Event" under Article I of the Agreement shall be amended by deleting in its entirety repurchase event number
(7), which formerly read as follows: "(7) The Company terminates the employment of A. Joseph Rudick as Chief Executive Officer or Frederic P. Zotos as President of the Company (including a change or dimunition of his duties as such)."

         2. There shall be added to the Agreement an additional covenant of the Company under Section 6.13 of the Agreement, which shall read as follows: "The Company agrees that in addition to its other obligations under this Section 6.13, it shall hire a professional proxy solicitation firm within seven (7) days of the date hereof for the purpose of soliciting stockholder approval for and communicating management's recommendation in favor of the proposals contemplated by this Section 6.13, and to undertake best efforts to ensure that such firm contacts holders of at least a majority of the Company's outstanding voting securities for this purpose. Management also agrees to undertake best efforts to negotiate directly with holders of the Company's Series A Preferred Stock in an effort to secure their vote in favor of such proposals."

         Except as specifically amended or modified by this Amendment, the terms and conditions of the Agreement shall remain in effect in every particular as set forth in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Preferred Stock and Warrants Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                         Atlantic Technology Ventures, Inc.


                                         By:  /s/ Frederic P. Zotos
                                            -----------------------------
                                         Name:  Frederic P. Zotos
                                         Title: President


Address: 175 Bloor Street East           Investor: BH Capital Investments, L.P.
South Tower, 7th Floor                   By: HB and Co., Inc., its General
Toronto, Ontario, Canada M4W 3R8             Partner
Fax: 416-929-5314                        By:  /s/ Henry Brachfeld
                                            -----------------------------
                                         Name: Henry Brachfeld, President

Address: 33 Prince Arthur Avenue         Investor: Excalibur Limited Partnership
Toronto, Ontario, Canada M5R I B2        By: Excalibur Capital Management, Inc.
Fax: 416-964-8868

                                         By:  /s/ William Hechter
                                             ----------------------------
                                         Name: William Hechter, President